UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2016

FORESIGHT ENERGY LP
(Exact name of registrant as specified in its charter)

Delaware	001-36503	80-0778894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 North Broadway Suite 2600 Saint Louis, MO 63102
(Address of principal executive offices and zip code)

(314) 932-6160
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Launch of Cash Tender Offer and Exchange Offer as part of the Proposed Global Restructuring of Foresight Energy LP

On August 1, 2016, Foresight Energy LP (“FELP,” and along with its consolidated subsidiaries, the “Partnership”) and Foresight Reserves LP (a principal equityholder of FELP’s general partner) (“Reserves”) announced the launch of the following  transactions in connection with the proposed global restructuring (the “Restructuring”) of the Partnership:

•

Reserves launched an offer to purchase for cash (the “Tender Offer”) up to $105.4 million aggregate principal amount of the outstanding 7.875% Senior Notes due 2021 (“Existing Senior Notes”) (144A CUSIP No. 345525 AB5 — ISIN No. US345525AB51 / REG. S CUSIP No. U34550 AC4 — ISIN No. USU34550AC44) of Foresight Energy LLC and Foresight Energy Finance Corporation (together, the “Issuers”) which are currently held by holders of Existing Senior Notes (other than Reserves, its investors or their respective affiliates) (“Non-Reserves Holders”): (i) inside the U.S. who are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or who are “accredited investors” (as defined in Rule 501 under the Securities Act); and (ii) outside the United States who are not “U.S. Persons” (as defined in Regulation S under the Securities Act) (“Eligible Holders”);

•

FELP and the Issuers launched an offer to exchange (the “Exchange Offer”) any and all remaining outstanding Existing Senior Notes not held by Reserves, its investors or their respective affiliates and not purchased in the Tender Offer for the following consideration:

(i)

    (x) up to $291.6 million aggregate principal amount of new Senior Secured Second Lien PIK Notes due 2021 (the “Second Lien Notes”) (with a 9.0% per annum cash coupon for the first two years, a 10.0% per annum cash coupon thereafter plus, in each case, an additional 1.0% per annum PIK coupon), plus (y) an additional principal amount of Second Lien Notes equal to the accrued and unpaid interest on the Existing Senior Notes tendered in the Tender Offer and Exchange Offer up to (but excluding) the closing date of the Exchange Offer (which, assuming a closing date of August 31, 2016, would equal an additional principal amount of Second Lien Notes of approximately $49.4 million issued to Eligible Holders in the Exchange Offer).

(ii)

   up to $120.0 million aggregate principal amount of Senior Secured Second Lien Exchangeable PIK Notes due 2017 (the “Exchangeable PIK Notes”) (with a maturity date of October 3, 2017 and a 15.0% per annum PIK coupon), which may be redeemed or purchased in full in cash on or prior to October 2, 2017: (a) at the Issuers’ option by or on behalf of the Issuers; (b) at the option of Murray Energy Corporation (a principal equityholder of FELP’s general partner) (“Murray”), an affiliate of Murray or a  group of persons which includes Murray or any of its affiliates (the “Murray Group”), by the Murray Group; or (c) some combination of the purchase/redemption options described in clauses (a) and (b) that results in the entire purchase or redemption of the Exchangeable PIK Notes (clauses (a), (b) and (c), together with any repayment of the Exchangeable PIK Notes that occurs on the maturity date, being referred to as the “Note Redemption”). The Exchangeable PIK Notes, if not paid at maturity on October 3, 2017 or redeemed or purchased under a Note Redemption, will immediately and automatically be exchanged for common units representing limited partner interests of FELP (the “Common Units”) equal to the product of (x) the principal amount of Exchangeable PIK Notes being exchanged, plus the amount of any accrued and unpaid interest thereon to (but excluding) October 3, 2017; and (y) the exchange rate then in effect; and

(iii)

  warrants (the “Warrants”) to be issued on the closing date of the Exchange Offer, to acquire an amount of newly issued Common Units equal to an aggregate of 4.5% of the total outstanding units of FELP (including Common Units and subordinated units) outstanding on the date of a Note Redemption (after giving effect to the full exercise of the warrants and consummation of the Note Redemption, subject to certain anti-dilution protections), exercisable only upon and after a Note Redemption and until the tenth anniversary of such Note Redemption

The Tender Offer and the Exchange Offer are part of a series of proposed Restructuring transactions contemplated pursuant to the Amended and Restated Transaction Support Agreement dated as of July 22, 2016, by and among the Issuers, FELP, certain of their subsidiaries, Foresight Energy GP LLC, Reserves, Mr. Christopher Cline, Cline Resources and Development Company, Mr. Michael J. Beyer, Munsen LLC, Filbert Holdings LLC, The Candice Cline 2004 Irrevocable Trust, The Alex T. Cline 2004 Irrevocable Trust, The Christopher L. Cline 2004 Irrevocable Trust, The Kameron N. Cline 2004 Irrevocable Trust, Forest Glen Investments LLC, Murray and holders of 90.99% of the outstanding principal amount of Existing Senior Notes that are Non-Reserves Holders (the “Transaction Support Agreement”) and the Amended and Restated Transaction Support Agreement  (the “Lender Support Agreement” and

together with the Transaction Support Agreement, the “Support Agreements”) dated as of July 22, 2016 among the Partnership, Reserves, Mr. Christopher Cline, Cline Resources and Development Company, Mr. Michael J. Beyer, Munsen LLC, Filbert Holdings LLC, The Candice Cline 2004 Irrevocable Trust, The Alex T. Cline 2004 Irrevocable Trust, The Christopher L. Cline 2004 Irrevocable Trust, The Kameron N. Cline 2004 Irrevocable Trust, Forest Glen Investments LLC, Murray and certain of the lenders under the Partnership’s Second Amended and Restated Credit Agreement dated as of August 23, 2013. The terms and conditions of the Tender Offer and the Exchange Offer are set forth in a confidential offering memorandum dated August 1, 2016 (the “Offering Memorandum”).  Pursuant to the Eligibility Letter (the form of which is attached to the Offering Memorandum as Annex A thereto), both the Offering Memorandum and the accompanying Letter of Transmittal (as it may be supplemented and amended from time to time subject to the terms of the applicable Support Agreement) will be delivered only to Eligible Holders of the Existing Senior Notes.

The Tender Offer and the Exchange Offer are each conditioned upon the consummation of each other and other transactions relating to the Restructuring. Eligible Holders electing to participate in one of these transactions must also participate in the other.

Holders electing to participate in the Tender Offer and the Exchange Offer will be required to provide a release with respect to certain claims they may have against Murray, the Partnership, the Issuers and their subsidiaries, Reserves (and its investors) and their respective agents and affiliates relating to actions, transactions, events or omissions before the effective date of the consummation of the Tender Offer and the Exchange Offer relating to the Partnership, the Existing Senior Notes, the indenture governing the Existing Senior Notes (the “Existing Senior Notes Indenture”) (including existing events of default thereunder), the purchase and sale agreement dated April 16, 2015 among Reserves, Michael J. Beyer and Murray and the Restructuring transactions.

A copy of the press release announcing the Tender Offer and the Exchange Offer is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing summary is qualified in its entirety by reference to the press release.

The Issuers also expect to commence a solicitation of the requisite noteholder consents (the “Consent Solicitation”) to amend (such amendment, the “Proposed Amendment”) Section 8.05 (Satisfaction and Discharge of Indenture) of the Existing Senior Notes Indenture to allow the Issuers to satisfy and discharge the Existing Senior Notes Indenture in connection with the Restructuring (by providing for the ability to redeem outstanding Existing Senior Notes in full) notwithstanding continuance of existing defaults and/or events of default under the Existing Senior Notes Indenture. The written consent of holders of at least a majority in aggregate principal amount of the outstanding Existing Senior Notes not owned by the Issuers or one of their affiliates as of the record date for the Consent Solicitation (June 30, 2016), voting as a single class (such consents, the “Requisite Consents”), is sufficient to adopt the Proposed Amendment.  Promptly after the receipt of the Requisite Consents, the Issuers and the Existing Senior Notes trustee will execute a Supplemental Indenture (the “Existing Senior Notes Supplemental Indenture”) providing for the Proposed Amendment.  Once the Existing Senior Notes Supplemental Indenture has been executed, the Proposed Amendment will not become effective until (and shall be deemed effective immediately prior to) the consummation of the Exchange Offer. The terms and conditions of the Consent Solicitation are set forth in a consent solicitation statement dated August 1, 2016.

FELP is disclosing under this Item 7.01 of this Current Report on Form 8-K the foregoing information and the information included as Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated by reference herein.  The information contained within Exhibit 99.2, which has not been previously reported, is excerpted from the Offering Memorandum being disseminated in connection with the Tender Offer and Exchange Offer described above.

The information disclosed pursuant to this Item 7.01 (including the information disclosed in Exhibit 99.1 and Exhibit 99.2) (except insofar as such information is also expressly set forth under Item 8.01 below) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of FELP’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01. Other Information.

Forbearance Agreement Extensions

The Partnership and Foresight Energy GP LLC extended the term of the forbearance agreement that was entered into on December 18, 2015 with Wilmington Savings Fund Society, FSB, as successor indenture trustee and certain holders of the Existing Senior Notes (the “Consenting Noteholders”). As a result of the extension the forbearance period runs through August 31, 2016, unless further extended by the Consenting Noteholders in their sole discretion or unless earlier terminated in accordance with its terms.

Foresight Receivables LLC (“Foresight Receivables”), together with the Partnership, extended the term of the forbearance agreement that was entered into on January 27, 2016 with certain lenders (the “Consenting Lenders”) under Foresight Receivables’ receivables financing agreement.  As a result of the extension, the forbearance period runs through August 31, 2016, unless further extended by the Consenting Lenders in their sole discretion or unless earlier terminated in accordance with its terms.

Disclosure of Additional Risks Related to the Partnership’s Common Units

In connection with the Exchange Offer, the Tender Offer and the proposed Restructuring, the Partnership is disclosing the following additional risks to holders of its Common Units:

AN INVESTMENT IN, OR CONTINUED OWNERSHIP OF, OUR COMMON UNITS INVOLVES RISKS. LIMITED PARTNER INTERESTS ARE INHERENTLY DIFFERENT FROM THE CAPITAL STOCK OF A CORPORATION, ALTHOUGH MANY OF THE BUSINESS RISKS TO WHICH WE ARE SUBJECT ARE SIMILAR TO THOSE THAT WOULD BE FACED BY A CORPORATION ENGAGED IN A SIMILAR BUSINESS, YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW, TOGETHER WITH THE INFORMATION IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORT ON FORM 10-Q, AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, WHEN CONSIDERING WHETHER TO INVEST IN, OR CONTINUE TO RETAIN OWNERSHIP OF, OUR COMMON UNITS.

Unitholders will be required to pay taxes on their share of our income even if they do not receive any cash distributions from us.  The Exchange Offer is expected to generate substantial cancellation of indebtedness income that will be allocated and taxable to our unitholders.  The amount of such taxable income cannot be determined with precision currently, but the amount of a unitholder’s resulting tax liability per unit may be substantial in relation to, or potentially exceed the value of, a Common Unit.

Unitholders will be required to pay federal income taxes and, in some cases, state and local income taxes on their share of our taxable income regardless of whether the unitholders receive cash distributions from us. Unitholders may not receive cash distributions from us equal to their share of our taxable income or even equal to the actual tax liability resulting from that income.   Due to restrictions under our current indebtedness and restrictions anticipated under the Second Lien Notes, the Exchangeable PIK Notes and the Partnership’s amended and restated credit agreement, we have suspended regular distributions and expect to be limited to paying certain tax-related distributions for the foreseeable future.

 The Exchange Offer may result in income and gain to our unitholders at the time the Exchange Offer is effective. Transactions that reduce our existing debt, such as debt exchanges, debt repurchases, or modifications and extinguishment of our existing debt would result in “cancellation of indebtedness income” (also referred to as “COD income”) being allocated to unitholders as ordinary taxable income. Unitholders may be allocated COD income, and income tax liabilities arising therefrom with respect to each Common Unit may be substantial in relation to, or potentially exceed the value of, the Common Unit.  COD income is treated as an extraordinary item under applicable regulations and our partnership agreement and therefore will be allocated to our unitholders that hold units at the effective time of the Exchange Offer.

The amount of COD income that may be generated by the Exchange Offer cannot be determined with precision currently, because it will depend on a combination of factors, including whether the Exchangeable PIK Notes and Second Lien Notes are “publicly traded,” the trading value of such securities before and after consummation of the Exchange Offer if they are publicly traded, potentially the trading value of the Existing Senior Notes (which are currently trading at a substantial discount to par) if the Exchangeable PIK Notes or Second Lien Notes are not publicly traded, and the fair market value of the right to receive the Warrants.

Entities taxed as corporations may have net operating losses to offset COD income or may otherwise qualify for an exception to the recognition of COD income, such as the bankruptcy or insolvency exceptions. As long as we are treated as a partnership, however, the exceptions are not available to us and are only available to unitholders if unitholders are personally insolvent. As a result, these exceptions generally would not apply to prevent the taxation of COD income allocated to unitholders. The ultimate tax effect of any such income allocations will depend on the unitholder’s individual tax position, including, for example, the unitholder’s allocable share of any current ordinary losses, if any, that we may generate from the operation of our business or disposition of assets and the availability of any passive losses previously suspended by the unitholder that may offset some portion of the allocable COD income. Unitholders may, however, be allocated substantial amounts of ordinary income subject to taxation, without any ability to offset such allocated income against any capital losses attributable to their ultimate disposition of units. Unitholders, or prospective unitholders, are encouraged to consult their tax advisor with respect to the consequences to them of COD income.

The Restructuring contemplates the potential issuances of additional equity securities by us which would significantly dilute the ownership of our existing unitholders.

We may issue a significant amount of additional equity securities to our creditors in connection with the Restructuring. To the extent we issue substantial additional equity securities, the ownership of our existing unitholders would be diluted and such dilution could be substantial.

Restrictions in the agreements governing our indebtedness currently limit, and restrictions in the agreements that will govern our indebtedness as contemplated by the Restructuring will further limit, our ability to make distributions to our unitholders.

The Existing Senior Notes Indenture and the agreements governing our senior secured credit facilities, our longwall financing arrangements and other financing arrangements prohibit us from making distributions to unitholders if any default or event of default (as defined in each agreement) exists. We currently have multiple events of default under the Existing Senior Notes Indenture and the agreements governing our senior secured credit facilities, our longwall financing arrangements and other financing arrangements and therefore are prohibited from paying distributions to our unitholders.  In addition, our debt agreements contain covenants limiting our ability to resume payment of distributions to unitholders. We expect that these covenants will apply differently depending on our fixed charge coverage ratio.

Furthermore, in connection with the proposed Restructuring, we intend to enter into new agreements or amendments to our existing debt agreements (including the indentures governing the Second Lien Notes and the Exchangeable PIK Notes and amendments to our amended and restated credit agreement and our other debt agreements) that will provide for covenants that, in material respects, will be even more restrictive than our current debt agreements.

THE INFORMATION CONTAINED WITHIN THIS CURRENT REPORT ON FORM 8-K IS NOT AN OFFER FOR SALE OF ANY SECURITY OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY, NOR IS IT A SOLICITATION OF CONSENTS FROM ANY EXISTING SECURITYHOLDERS OF THE PARTNERSHIP OR ITS AFFILIATES.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this Current Report on Form 8-K may constitute “forward-looking statements.” The words “propose,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “outlook,” “estimate,” “potential,” “continues,” “may,” “will,” “seek,” “approximately,” “predict,” “anticipate,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on the Partnership’s current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that the future developments affecting us will be those that we anticipate. All comments concerning the proposed Restructuring described herein are based on the current state of the ongoing related negotiations.

The successful consummation of the Restructuring transactions (including the Tender Offer and the Exchange Offer), are subject to various conditions, including the successful negotiation of definitive documentation and other conditions that are not within the control of the Partnership or its affiliates. There can be no assurances that the Partnership or any of its affiliates will be able to successfully negotiate or implement any of the proposed Restructuring transactions, or if they are able to do so, that such negotiation or implementation will be consistent with the terms described herein.

We continue to experience substantial financial, business, operational and reputational risks that threaten our ability to continue as a going concern and could materially affect our present expectations and projections. For additional information regarding known material factors that could cause our actual results to differ from those contained in or implied by forward-looking statements, please see the section entitled “Risk Factors” in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on March 15, 2016 and subsequent Quarterly Reports on From 10-Q.

You are cautioned not to place undue reliance on forward-looking statements, which are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit

No. Description

99.1	Press Release, dated August 1, 2016
99.2	Public disclosure in connection with the distribution of the Confidential Offering Memorandum

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2016

FORESIGHT ENERGY LP

By: Foresight Energy GP LLC, its general partner
By: /s/ Robert D. Moore

       Robert D. Moore
       President & Chief Executive Officer

EXHIBIT INDEX

Exhibit

No. Description

99.1	Press Release, dated August 1, 2016.
99.2	Public disclosure in connection with the distribution of the Confidential Offering Memorandum.

1